SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


               Date of Report (Date of Earliest event Reported):
                       March 29, 2004 (January 27, 2004)


                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        New York                  0-30183                13-4025362
--------------------------------------------------------------------------------
     (State or Other      (Commission File Number)      (IRS Employer
     Jurisdiction of                                 Identification No.)
    Incorporation or
      Organization)


                          Guangdong Bian Fang Building
                                   10th Floor
                                   Fujing Road
                        Futian District, Shenzhen, 518033
                           People's Republic of China
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 +852-6011-6766
                         -------------------------------
                         (Registrant's Telephone Number)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF GUANGZHOU BUS INSTALLATION COMPANY

      As previously reported, on March 13, 2003, Minghua Group International Holdings Limited's (the "Company") indirect wholly-owned subsidiary, Ming Hua Environmental Protection Science and Technology Limited, a Hong Kong limited company ("Minghua EPST"), entered into an agreement (the "Guangzhou Acquisition Agreement") with Good View Bus Manufacturing (Holdings) Company Limited, a Hong Kong limited company ("Good View"), Eagle Bus Development Limited, a Hong Kong limited company ("Eagle"), and Mr. Sin Keung Kok ("Mr. Kok"), relating to the acquisition of an 89.8% equity interest in the Guangzhou City View Bus Installation Company, a People's Republic of China limited company (the "Guangzhou Bus Installation Company"). The Guangzhou Bus Installation Company manufactures motorcoaches for domestic sale in China and for export under the "Eagle" brand name.

      The acquisition of the equity interest was subject to certain governmental approvals, which have still not been obtained. Due to the delay in obtaining the required governmental approvals, on January 27, 2004, the parties to the Guanzhou Acquisition Agreement entered into, and simultaneously consummated the transactions contemplated by, a supplemental agreement (the "Supplemental
Agreement"), which replaced the original Guangzhou Acquisition Agreement. Pursuant to the Supplemental Agreement, instead of acquiring the Guangzhou Bus Installation Company directly, Minghua EPST acquired a controlling interest in the entities that control the Guangzhou City View Bus Installation Company. More specifically, Minghua EPST acquired 9,999 of the total 10,000 authorized share capital of Good View (which owns 23.8% of the Guangzhou Bus Installation Company) and 1,999,999 of the total 1,200,000 authorized share capital of Eagle (which owns 66% of the Guangzhou Bus Installation Company) from the stockholders of Good View and Eagle, respectively. Therefore, Minghua EPST is now the indirect owner of an 89.8% equity interest in the Guangzhou Bus Installation
Company.  The  remaining  10.2% is held by  Guangzhou  Public  Automobile  No. 2
Company.

      The deposit of RMB 8,000,000 (US$967,585) that had previously been paid upon entering into the original Guangzhou Acquisition Agreement was distributed to the prior stockholders of Good View and Eagle. Furthermore, Minghua EPST issued to Mr. Kok, a former stockholder of Good View, a 43% equity interest in Minghua EPST.

      The amount of the consideration payable by Minghua EPST was determined by the parties based upon the market value of the assets and business potential of Guangzhou Bus Installation Company. The price was determined based on arms' length negotiations between Minghua EPST and the stockholders of Eagle and Good View.

      In March 2003 the Company loaned Minghua EPST, the aggregate RMB
8,000,000 (approximately, US$967,585) in cash consideration that was then paid as a deposit and just recently (on January 27, 2004 at the closing) distributed to the former stockholders of Good View and Eagle. The Company obtained the cash

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needed to make this loan  through the  issuance  in March 2003 of a  convertible promissory note, in the aggregate principal amount of US$3,128,225, to Kingsrich Development Limited, a BVI corporation. This convertible promissory note has since been converted into shares of common stock in accordance with its terms.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) The financial statements required by Item 7 of Form 8-K relating to the transactions described in Item 2 above will be filed by amendment to this Form 8-K not later than 60 days after the date that the initial report on Form 8-K disclosing the transactions described in Item 2 above was required to have been filed.

      (b) To the extent that pro forma financial information is required pursuant to Article 11 of Regulation S-X, it will be filed by amendment to this Form 8-K not later than 60 days after the date that the initial report on Form 8-K disclosing the transactions described in Item 2 above was required to have been filed.

      (c) Exhibits.

 Exhibit No.             Description of Exhibit

    10.3 Supplemental Agreement, dated January 27, 2004, among Minghua Environmental Protection Science and Technology Limited, Good View Bus Manufacturing (Holdings) Company Limited, Eagle Bus Development Limited, Sin Keung Kok and Po Yin Cheung.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 29, 2004

                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED


                  By: /s/ Albert Wong
                      --------------------------------------------------------
                          Albert Wong, Chief Executive Officer


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                                  EXHIBIT INDEX



 Exhibit No.            Description of Exhibit

    10.3 Supplemental Agreement, dated January 27, 2004, among Minghua Environmental Protection Science and Technology Limited, Good View Bus Manufacturing (Holdings) Company Limited, Eagle Bus Development Limited, Sin Keung Kok and Po Yin Cheung.